EX.99.906CERT

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form N-CSR of Thesis Flexible Fund, a series of Investment Managers Series Trust (the “Trust”), for the period ended February 29, 2012 (the “Report”), John P. Zader, as President and Chief Executive Officer of the Trust, and Rita Dam, as Treasurer and Chief Financial Officer of the Trust, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date 5/9/12

/s/ John P. Zader

John P. Zader

President and Chief Executive Officer

/s/ Rita Dam

Rita Dam

Treasurer and Chief Financial Officer